EXHIBIT 5.1
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                        [LETTERHEAD OF PARKER CHAPIN LLP]
                                January 22, 2001

American Medical Alert Corp.
3265 Lawson Boulevard
Oceanside, New York  11572

Gentlemen:

     We have acted as counsel to American Medical Alert Corp., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-3 being filed by the Company under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Registration Statement") relating to 238,334 shares (the "Shares") of the Company's common stock, par value $0.001 per share, all of which will be issued by the Company pursuant to the exercise of certain warrants issued to Harriet Campbell, Inc. (the "Warrants").

         In connection with the foregoing, we have examined, among other things, the Registration Statement, the Warrants, the written consent of the Board of Directors of the Company authorizing, among other things, the issuance of the Warrants, and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon the foregoing, we are of the opinion that the Shares, when issued, in accordance with the terms of the Warrants, including payment of the exercise price therefor, will be validly issued, fully-paid and non-assessable.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                                     Very truly yours,

                                                 /S/ PARKER CHAPIN LLP
                                                     PARKER CHAPIN LLP